PROMISSORY NOTE

$500,000 **June 20, 2008**

FOR VALUE RECEIVED, the undersigned, **Marmion Industries Corporation, Marmion Investments, Inc d/b/a Marmion Air Service, Federal ID # 83-0397169, a Texas** Corporation having an address at **9103 Emmott Rd. Bldg 6-A Houston, TX 77040** (the "Merchant") hereby unconditionally promises to pay on demand, but in no event later than **June 20, 2009** (the "Expiration Date"), to the order of **AQUENI LLC** ("Lender"), at the office of Lender located at 711 Boylston St Boston, MA 02116-2616, or at such other location as Lender shall designate, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (i) **$500,000**, or (ii) so much thereof as shall have been advanced (the "Advances") by Lender to Merchant pursuant to that certain Line of Credit Agreement between Lender and Merchant dated **June 20, 2008** (the "Agreement"). Terms defined in the Agreement shall have the same meaning when used herein

The principal sum of this Note shall not exceed **$500,000** This is the maximum amount of principal that the Merchant can borrow under this Note. An advance or multiple advances of principal may be made by Lender under the Note to fund, if necessary, the Merchant's obligation to repurchase accounts Lender acquired from the Merchant under the Program. Lender may make future advances under this Note in accordance with the terms of the Merchant Services Agreement or the Agreement with or without the Merchant's further request or consent

INTEREST The Merchant further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time as hereinafter provided. The Merchant agrees to pay interest on the outstanding principal balance of this Note as follows:

☑ **Variable Rate** The interest rate for this Note is variable and may change as stated below:

☑ **Index Rate** The future rate will be the following index rate:

- **1.75%/30 days**

Effect of Variable Rate. A change in the interest rate shall have the following effect on payments due from the Merchant:

☐ The amount of each scheduled payment will change.

ACCRUAL METHOD. Interest will be calculated on a Accrual Basis basis.

POST MATURITY RATE The Merchant agrees to pay interest on the unpaid principal balance of this Note after maturity, and until paid in full, as stated below:

☑ On the same fixed or variable rate basis in effect before maturity (as stated above).

☑ **ADDITIONAL CHARGES**. In addition to interest, the Merchant agrees to pay the following charges which are not included in the principal amount shown above:

All fees, costs, expenses and other charges which are due to the Lender under the Agreement and the Merchant Services Agreement.

PAYMENTS The Merchant agrees to pay this Note as follows:

(a) INTEREST The Merchant agrees to pay accrued interest on this Note as follows:
Commencing on **July 1, 2008**, and on the first day of each and every month thereafter until and including the Expiration Date, accrued and unpaid interest shall be due and payable.

(b) PRINCIPAL the Merchant agrees to pay the principal of this Note as follows:

Upon demand by the Lender, but in no event later that the Expiration Date, all then outstanding principal amounts, together with all accrued and unpaid interest and all other charges due hereunder, shall be due and payable.

PURPOSE Amounts advanced under this Note will be made to secure and satisfy the Merchant's obligations under the terms of the Merchant Services Agreement and related documents

Initials ______

SECURITY INTEREST. To secure repayment of the Note, the Merchant is granting to Lender a security interest in certain collateral owned by the Merchant as more particularly described in that certain Security Agreement of even date herewith between the Merchant and Lender (the "Security Agreement").

APPLICABLE LAW. The laws of the State of New York will govern this agreement. Any term of this agreement which is contrary to applicable law will not be effective unless the law permits Lender and the Merchant to agree to a variation. If any provision of this agreement should be unenforceable according to its terms, this fact will not affect the validity of any other provision of this agreement. No modification of this agreement can be made without the express written consent of Lender and the Merchant.

APPLICATION OF PAYMENTS. Each payment made by the Merchant on this Note will first reduce the amounts owed by the Merchant for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued and unpaid interest, and then unpaid principal. The Merchant may prepay a part of, or the entire balance of this Note without penalty, unless Lender specifies to the contrary on this Note. Any partial prepayment will not excuse or reduce any later scheduled payment until this Note is paid in full.

INTEREST. If more than one principal advance is made pursuant to this Note, each advance will only start to earn interest only when the advance has been made. The interest rate in effect on this Note at any given time will apply to the entire principal sum outstanding at that time. Notwithstanding anything to the contrary, the Merchant does not agree to pay and Lender does not intend to charge any rate of interest that is higher than the maximum rate of interest it could charge under applicable law for the extension of credit that is agreed to in this Note (either before or after maturity).

INDEX RATE. The index will serve only as a device for setting the interest rate on this Note. Lender does not guarantee by selecting this index, or the margin, that the interest rate on this Note will be the same rate it charges on any other loans or class of loans it makes to the Merchant or to other borrowers.

POST MATURITY RATE. For purposes of deciding when the "Post Maturity" Rate (shown on Page 2) applies, the term maturity means the date of the last scheduled payment shown on Page 2 of this Note or the date Lender accelerates payment on the Note, whichever is earlier.

PAYMENT OF NOTE. The Merchant and each surety, endorser, guarantor of this Note and any other party ever liable for payment of any sums of money payable on this Note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number thereof.

DEFAULT. The happening of any of the following events or conditions shall constitute a default under this Note (an "Event of Default"):

(1) the failure by the Merchant to pay when due any indebtedness secured by this Note, either principal or interest.

(2) any warranty, representation or statement made or furnished to Lender by or on behalf of the Merchant proves to have been false in any material respect when made or furnished;

(3) a default by the Merchant in the performance of any obligation, covenant, or liability contained or referred to in this Note, the Agreement or the Merchant Services Agreement;

(4) the death (if the Merchant is an individual), dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the assets of the Merchant, assignment for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency law, of, by or against the Merchant;

(5) any time Lender in good faith believes the payment of the indebtedness secured hereby is impaired; or

(6) the default in any of the terms, provisions and conditions of any other loan agreement(s) by and between Lender and the Merchant.

Initials ______

RIGHTS IN EVENT OF DEFAULT Upon the occurrence of any event of default, Lender may declare all obligations secured hereby immediately due and payable, and shall have the rights and remedies set forth in the Security Agreement, including, without limitation, the rights of a secured party under the Uniform Commercial Code of the State of New York

WAIVERS Lender may remedy any default or may waive any default in writing Any such waiver does not waive other prior to subsequent default

REMEDIES CUMULATIVE Lender's remedies under this Agreement are cumulative, and the exercise of any one or more of the remedies provided for in this Agreement shall not be construed as a waiver of any of the other remedies available to it

EXPENSES OF COLLECTION If this Note is not paid at maturity, and after maturity this Note is placed in the hands of an attorney for collection, or if any amounts owed under this Note are collected through any legal proceedings, including but not limited to probate, insolvency, or bankruptcy proceedings, of if suit is brought on the same, the Merchant agrees to pay all attorney's fees and expenses of collection

BINDING EFFECT This Note is binding upon the Merchant and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Lender and its successors and assigns

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by its authorized officer as of the date set forth above

DEBTOR:

MARMION INDUSTRIES CORPORATION
MARMION INVESTMENTS, INC.
d/b/a MARMION AIR SERVICE

By: ______________________
Name: Wilbert H. Marmion III
Title: President

State of: Tx
County of: Harris
Wilbert H. Marmion III, President of **Marmion Industries Corporation, Marmion Investments, Inc d/b/a Marmion Air Service** did personally appear before me on this 27 th day of June 2008
Notary Public: Junny Karina Parrales
My Commission Expires: Sept. 18, 2001

JUNNY KARINA PARRALES
Notary Public, State of Texas
My Commission Expires
September 18, 2011

Initials ______